                                                                 Exhibit 4.17(a)



                            MIRANT MID-ATLANTIC, LLC
             (formerly known as Southern Energy Mid-Atlantic, LLC)

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                            as Pass Through Trustee


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                                  SUPPLEMENTAL
                         PASS THROUGH TRUST AGREEMENT A

                           Dated as of June 29, 2001

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                                  $454,000,000

                MIRANT MID-ATLANTIC Series A Pass Through Trust

               8.625% Initial Pass Through Certificates, Series A
              8.625% Exchange Pass Through Certificates, Series A
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     SUPPLEMENTAL PASS THROUGH TRUST AGREEMENT A, dated as of June 29, 2001, with respect to that certain Pass Through Trust Agreement A, dated as of December 18, 2001 (the "Agreement"), between Mirant Mid-Atlantic, LLC, a Delaware limited liability company (formerly known as Southern Energy Mid-Atlantic, LLC) (the "Company") and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Pass Through Trustee (the "Pass Through Trustee").

                                   WITNESSETH
                                   ----------

     WHEREAS, at the time that the Company and the Pass Through Trustee entered into the Agreement, the Company was known as "Southern Energy Mid-Atlantic, LLC;"

     WHEREAS, the trust created by the Agreement (the "Trust") is captioned "Southern Energy Mid-Atlantic Series A Pass Through Trust;"

     WHEREAS, since the date of the Agreement, the Company has changed its name from "Southern Energy Mid-Atlantic, LLC" to "Mirant Mid-Atlantic, LLC;" and

     WHEREAS, the Company and the Pass Through Trustee desire that the name of the Trust be changed to "Mirant Mid-Atlantic Series A Pass Through Trust" to reflect the change in name of the Company.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that, pursuant to Section 9.1 of the Agreement, the Agreement is hereby amended to indicate that the name of the Trust is "Mirant Mid-Atlantic Series A Pass Through Trust."



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     IN WITNESS WHEREOF, the Company and the Pass Through Trustee have caused this Supplemental Pass Through Trust Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.




                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CONNECTICUT, NATIONAL ASSOCIATION


MIRANT MID-ATLANTIC, LLC                 As Pass Through Trustee


By:/s/ Gary J. Kubik                     By:
   ------------------------                 ---------------------------
Name:  Gary J. Kubik                     Name:
Title:  Vice President                        -------------------------
                                         Title:
                                               ------------------------